Filed pursuant to Rule 424(b)(3)
                                                             Sec. No. 333-107885

                              PROSPECTUS SUPPLEMENT

                          WaveRider Communications Inc.

                        18,836,789 Shares of Common Stock

       This prospectus supplement supplements the information we provided in our prospectus dated August 27, 2003 relating to 18,836,789 shares of our common stock registered for sale by the selling stockholders named therein.

       We are filing this prospectus supplement to provide the information contained in the amendment to our quarterly report on Form 10-QSB for the quarter ended September 30, 2003.

       As of January 6, 2004, 16,588,296 shares of our common stock, registered under our prospectus dated August 27, 2003, remain available for issuance.

                               Recent Developments

       Attached hereto and incorporated herein is the amendment to our quarterly report on Form 10-QSB for the quarter ended September 30, 2003.

       This prospectus supplement should be read in conjunction with the prospectus and is qualified by reference to the prospectus except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus. This prospectus supplement is not complete without the prospectus dated August 27, 2003, and we have not authorized anyone to deliver or use this prospectus supplement without the prospectus dated August 27, 2003.

                           ----------------------

       Our common stock is traded over-the-counter on the OTC Electronic Bulletin Board of the National Association of Securities Dealers, Inc. under the symbol "WAVC.OB." The last reported sale price of our common stock on January 5, 2004 was $0.26 per share.

       Investing in our common stock involves a high degree of risk. Please consider carefully the Risk Factors beginning on page 4 of the prospectus dated August 27, 2003.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

           The date of this prospectus supplement is January 6, 2004.

===============================================================================


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 10-QSB/A

                QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2003

                         Commission File Number 0-25680



                          WAVERIDER COMMUNICATIONS INC.

             (Exact name of registrant as specified in its charter)

                  Nevada                                       33-0264030
     (State or other jurisdiction of                         (IRS Employer
      incorporation or organization)                      Identification No.)

                               255 Consumers Road
                                    Suite 500
                            Toronto, Ontario M2J 1R4
              (Address of principal executive offices and zip code)

                                 (416) 502-3200
              (Registrant's telephone number, including area code)



              (Former name, former address and former fiscal year,
                          if changed since last report)

         Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirement for the past 90 days.

         Yes               No
              ------           -----

         State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date.

              Class                         Outstanding at October 29, 2003
  ------------------------------            -------------------------------
  Common Stock, $.0001 par value                      141,128,439



Transitional Small Business Disclosure Format:  (check one):  Yes        No   X
                                                                 -----       ---


================================================================================

                                     PART II

Item 6 OF THE REGISTRANT'S QUARTERLY REPORT ON FORM 10-QSB IS HEREBY AMENDED BY DELETING THE TEXT THEREOF IN ITS ENTIRETY AND SUBSTITUTING THEREFOR THE
FOLLOWING:

Item 6.   Exhibits and Reports on Form 8-K

(a) Exhibits:

31.1 Certification of D. Bruce Sinclair pursuant to Rule 13a-14 of the Securities Exchange Act of 1934 as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2 Certification of T. Scott Worthington pursuant to Rule 13a-14 of the Securities Exchange Act of 1934 as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1     Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to
         Section 906 of the Sarbanes-Oxley Act of 2002.

(b) Reports on Form 8-K:

         July 14, 2003 -       Acquisition of Avendo Wireless Inc.
         July 18, 2003 -       Sale of Convertible Debentures
         July 30, 2003 -       Regulation FD Disclosure
         August 11, 2003 -     Pro forma Financial Information related to
                               acquisition of Avendo Wireless Inc.

                                   Signatures:

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized,

                                  WaveRider Communications Inc.

Date:  December 19, 2003          /s/ D. Bruce Sinclair
                                  --------------------------------------------
                                  D. Bruce Sinclair
                                  President and Chief Executive Officer

                                  /s/ T. Scott Worthington
                                  --------------------------------------------
                                  T. Scott Worthington
                                  Chief Financial Officer
























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